UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

TELA Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39130	45-5320061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 320-2930

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TELA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The information in Item 7.01 below, except the section titled “Guidance Update,” is hereby incorporated by reference into this Item 2.02.

Item 7.01	Regulation FD Disclosure.

TELA Bio, Inc. (the “Company”) is disclosing certain preliminary financial results for the third quarter ended September 30, 2024.

Preliminary Third Quarter Results:

Preliminary unaudited operating results for the three months ended September 30, 2024 and certain preliminary financial condition information as of September 30, 2024 are as follows:

•	Revenue for the three months ended September 30, 2024 is estimated to be $19.0 million, compared to $15.1 million over the corresponding period of 2023.

•	Gross margin for the three months ended September 30, 2024 is estimated to be approximately 68%, compared to 69% over the corresponding period of 2023.

•	The Company ended the third quarter with $17.3 million in cash and cash equivalents, compared to $46.7 million as of December 31, 2023.

The above information is preliminary financial information as of and for the three months ended September 30, 2024 and is subject to completion. The unaudited, estimated results as of and for the three months ended September 30, 2024 are preliminary and were prepared by the Company’s management, based upon the Company’s estimates, a number of assumptions and currently available information, and are subject to revision based upon, among other things, quarter-end closing procedures and/or adjustments, the completion of the Company’s interim financial statements and other operational procedures. This preliminary financial information is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed the Company’s financial closing procedures for the three months ended September 30, 2024, and the Company’s actual results could be materially different from this preliminary financial information, which preliminary information should not be regarded as a representation by the Company or the Company’s management as to the Company’s actual results as of and for the three months ended September 30, 2024. In addition, the Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to this preliminary financial information and does not express an opinion or any other form of assurance with respect to this preliminary financial information. During the course of the preparation of the Company’s financial statements and related notes as of and for the three months ended September 30, 2024, the Company may identify items that would require the Company to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles and reviewed by the Company’s auditors. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s periodic reports filed with the Securities and Exchange Commission.

Guidance Update:

In the third quarter of 2024, the Company implemented certain cost-cutting measures, which the Company expects will reduce operating expenses in the range of $5.0 million to $10.0 million on an annualized basis for the fiscal year ending December 31, 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company may, in some cases, use terms such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of the Company’s management. Examples of forward-looking statements in this Current Report on Form 8-K include statements regarding the Company’s operating expense reduction and revenue guidance. Such statements are based on information available to the Company as of the date of this Current Report on Form 8-K and are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations, and you are cautioned that any such forward-looking statements are not guarantees of future performance. Such risks and uncertainties are described in the Company’s periodic reports, including its annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this Form 8-K speak only as of the date of this Form 8-K, and the Company assumes no obligation to updates to these forward-looking statements whether as a result of new information, future events or otherwise after the date of this Current Report on Form 8-K, except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELA BIO, INC.

	By:	/s/ Antony Koblish
	Name:	Antony Koblish
	Title:	President, Chief Executive Officer and Director

Date: October 22, 2024